(BW)(GREGG APPLIANCES) Gregg Appliances, Inc. Announces Results for the Third Quarter of Fiscal 2006 and Comparable Store Sales Guidance for the Fourth Quarter of Fiscal 2006

INDIANAPOLIS, Feb. 14/(BUSINESS WIRE)/--Gregg Appliances, Inc. ("Gregg Appliances") today reported operating results for its third fiscal quarter, or the three months ended December 31, 2005.

Gregg Appliances reported a 10.6% increase in total sales for the three months ended December 31, 2005, as sales increased to $281.2 million compared to $254.2 million for the comparable prior year period. This increase in sales was primarily attributable to the net addition of eight stores during the past twelve months coupled with a 1.7% increase in comparable stores sales for the third quarter of fiscal 2006. The comparable store sales performance was primarily driven by sales growth in the major appliance and video categories, with gains in flat panel televisions outpacing the sales decline in projection and tube television sales.

Net income for the third quarter of fiscal 2006 was $22.6 million compared with $14.6 million for the third quarter of fiscal 2005. Net income for the third quarter of fiscal 2006 included a pretax gain of approximately $27.9 million on the transfer of the majority of our extended service plan obligations to a third party. This gain partially offset by a $4.6 million increase in pretax interest expense versus the third quarter of fiscal 2005 associated with the recapitalization of Gregg Appliances in February 2005, as well as $15.3 million in income tax expense.

Sales for the nine months ended December 31, 2005 increased 13.6% to $679.1 million from $597.6 million for the nine months ended December 31, 2004. This increase in sales was largely due to the net addition of eight stores during the past twelve months coupled with a 3.2% increase in comparable store sales for the first nine months of fiscal 2006. The comparable store sales improvement was largely due to strong performance in the major appliance and video categories, particularly in flat panel televisions, partially offset by weaker tube television sales.

Net income for the nine months ended December 31, 2005 was $18.5 million as compared to $15.1 million for the comparable prior year period. Net income for the first nine months of fiscal 2006 included a $27.9 million gain on the transfer of extended service plan obligations to a third party, partially offset by a $2.5 million pretax charge, in the aggregate, associated with the decision to outsource product service and repair work to third party providers. Net income for the first nine months of fiscal 2006 also included an increase of $13.6 million in pretax interest expense versus the comparable prior year period due to Gregg Appliances' recapitalization, as well as $16.2 million in income tax expense. Net income for the first nine months of fiscal 2005 included the recognition of a $6.7 million charge to reflect the increase in fair market value of certain variable stock-based awards.

Gregg Appliances also announced that it currently expects comparable store sales for the fourth quarter of fiscal 2006 (the three months ending March 31, 2006) to decline between 3% to 5% as compared to the comparable period in fiscal 2005 as a result of declining consumer demand for big screen projection televisions in favor of plasma and LCD flat panel technology. We expect, however, that earnings before net interest expense, income taxes, depreciation and amortization will increase during the fourth fiscal quarter compared to the prior year period. During this transition, Gregg Appliances expects that larger screen plasma and LCD flat panel supply adjusts in the second half of calendar 2006 to compensate for the declining demand for big screen projection televisions.

Gregg Appliances will be conducting a conference call to discuss operating results for the quarter ended December 31, 2005, on Tuesday, February 14, 2006 at 2:00 p.m. (Eastern). You may access this call starting at 1:45 p.m. (Eastern).

The conference phone number is 1-800-640-9765. When joining the call, please refer to reference number 13691607 or the "hhgregg investor relations call." Jerry Throgmartin, the Chief Executive Officer of Gregg Appliances, is the conference call leader. In consideration of your fellow participants, it is requested that cellular phones not be used. The conference call will be recorded and available for playback through Friday, February 24, 2006 at 6:00 p.m. (Eastern). Playback can be reached by dialing 1-877-213-9653 and requesting reference number 13691607. Information regarding non-GAAP financial measures, including EBITDA (earnings before net interest expense, income tax expense, depreciation and amortization), discussed in the conference call can be found at www.hhgregg.com on the investor relations page.

Gregg Appliances is a leading specialty retailer of premium video products, including digital televisions and home theatre systems, brand name appliances, audio products and accessories. It operates under the hhgregg® and Fine Lines® brands in 67 retail stores in Alabama, Georgia, Indiana, Kentucky, North Carolina, Ohio, South Carolina and Tennessee.

Safe Harbor

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release and the conference call that will address Gregg Appliances' operating results include forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of Gregg Appliances are forward-looking statements.

Gregg Appliances has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Gregg Appliances believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause Gregg Appliances' actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Gregg Appliances' expectations are: changes in consumer preferences; its ability to effectively manage and monitor its operations, costs and service quality; competition in existing, adjacent and new markets; its reliance on a small number of manufacturers; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on our key management personnel and its ability to attract and retain qualified sales personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; the effect of general and regional economic and employment conditions on its net sales; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; changes in cost for print, radio and television advertising; and changes in trade regulations, currency fluctuations and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release and the earnings conference call are more fully described in the "Risk Factors" section and elsewhere in the Company's Registration Statement on Form S-4 filed with the SEC on September 30, 2005. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release and that will be made on the earnings conference call are made only as of the date hereof. Gregg Appliances does not undertake and specifically declines any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contacts: Dennis May -- President and Chief Operating Officer, or

Don Van der Wiel -- Chief Financial Officer

(317) 848-8710

GREGG APPLIANCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2005	March 31, 2005
	(Unaudited)
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$ 5,857	$ 8,642
Accounts receivable -- trade	16,340	5,907
Accounts receivable - other	18,121	8,892
Merchandise inventories	116,668	76,817
Deferred commissions	--	3,670
Land held for sale	--	1,359
Prepaid expenses and other current assets	4,325	3,431
Deferred income taxes	1,984	6,999
Total current assets	163,295	115,717
Property and equipment:
Land	936	936
Building and improvements	3,519	3,519
Machinery and equipment	7,069	7,903
Office furniture and equipment	37,230	31,719
Vehicles	6,636	7,790
Signs	3,461	2,824
Leasehold improvements	25,162	22,047
Construction in progress	4,421	3,062
	88,434	79,800
Less accumulated depreciation and amortization	40,243	35,974
Net property and equipment	48,191	43,826

Other assets:
Deferred commissions	--	6,265
Deposits	2,456	7,858
Cash surrender value of life insurance	--	1,096
Deferred financing costs	10,456	10,997
Deferred income taxes	98,513	106,724
Other	475	621
	111,900	133,561
Total assets	$ 323,386	$ 293,104

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable -- third party	$ 6,317	$ --
Accounts payable -- vendors	80,833	28,651
Customer deposits	15,034	12,562
Accrued liabilities	39,210	32,980
Deferred revenue on extended maintenance agreements	--	22,844
Total current liabilities	141,394	97,037
Long-term liabilities:
Long-term debt	182,633	182,285
Deferred revenue on extended maintenance agreements	131	38,805
Other long-term liabilities	8,255	7,824
Total long--term liabilities	191,019	228,914
Total liabilities	332,413	325,951

Stockholders' deficit:
Preferred stock; no par value; 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2005 and March 31, 2005	--	--
Common stock; no par value; 52,500,000 shares authorized; 14,243,550 and 13,970,000 shares issued and outstanding as of December 31, 2005 and March 31, 2005	113,696	111,054
Accumulated deficit	(122,485)	(143,901)
	(8,789)	(32,847)
Less: Note receivable for common stock	(238)	--
Total stockholders' deficit	(9,027)	(32,847)
Total liabilities and stockholders' deficit	$ 323,386	$ 293,104

GREGG APPLIANCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended		Nine Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
	(Unaudited)
	(In thousands)
Net sales	$ 281,201	$ 254,175	$ 679,115	$ 597,648
Cost of goods sold	198,989	178,159	468,272	411,011
Gross profit	82,212	76,016	210,843	186,637
Selling, general and administrative expenses	67,266	57,892	188,368	160,942
Stock-based compensation	--	--	--	6,721
Gain on transfer of extended maintenance obligations	(27,850)	--	(27,850)	--
Restructuring and asset impairment charges	--	--	1,320	--
Income from operations	42,796	18,124	49,005	18,974
Other expense (income):
Interest expense	4,957	320	14,495	854
Interest income	(20)	(315)	(189)	(813)
Minority interest	--	3,475	--	3,786
Total other expense	4,937	3,480	14,306	3,827
Income before income taxes	37,859	14,644	34,699	15,147
Income tax expense	15,273	--	16,230	--
Net income	$ 22,586	$ 14,644	$ 18,469	$ 15,147

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(AS A PERCENTAGE OF SALES)
	Three Months Ended		Nine Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
	(Unaudited)

Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	70.8	70.1	69.0	68.8
Gross profit	29.2	29.9	31.0	31.2
Selling, general and administrative expenses	23.9	22.8	27.7	26.9
Stock-based compensation	--	--	--	1.1
Gain on transfer of extended maintenance obligations	(9.9)	--	(4.1)	--
Restructuring and asset impairment charges	--	--	0.2	--
Income from operations	15.2	7.1	7.2	3.2
Other expense (income):
Interest expense	1.8	0.1	2.1	0.1
Interest income	--	(0.1)	--	(0.1)
Minority interest	--	1.4	--	0.6
Total other expense (income)	1.8	1.4	2.1	0.6
Income before income taxes	13.5	5.8	5.1	2.5
Income tax expense	5.4	--	2.4	--
Net income	8.0%	5.8%	2.7%	2.5%

Certain percentage amounts do not sum due to rounding

Principles of Consolidation

For periods prior to the recapitalization of Gregg Appliances on February 3, 2005, Gregg Appliances was required, pursuant to generally accepted accounting principles in the United States of America, to consolidate certain variable interest entities controlled by a former director and principal stockholder of Gregg Appliances or members of his immediate family. Following the recapitalization, Gregg Appliances was no longer required to consolidate these related party entities for accounting purposes because the entities were no longer under a common control. As a result of the consolidation of the related party entities, Gregg Appliances' accompanying condensed consolidated statements of operations are not entirely comparable. A detailed description of these related party transactions can be found in Gregg Appliances' Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (SEC) on September 30, 2005. The preceding condensed statements of income have been presented on a consolidated basis. The condensed statements of income for the prior year period are also presented, for comparative purposes, on a de-consolidated basis for the three-month and nine-month periods ended December 31, 2004 in "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Form 10-Q as filed with the SEC on February 14, 2006.

GREGG APPLIANCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	December 31, 2005	December 31, 2004
	(Unaudited) (In thousands)

Operating activities:
Net income	$ 18,469	$ 15,147
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	7,803	7,286
Amortization of deferred financing costs	1,186	--
Accretion of original issue discount	348	--
Stock--based compensation	--	6,721
(Gain) loss on disposal of assets	166	(3,240)
Deferred income taxes	16,173	--
Restructuring and asset impairment charges	1,320	--
Gain on transfer of extended maintenance obligations	(27,850)	--
Payments on transfer of extended maintenance obligations	(21,467)	--
Minority interest	--	3,786
Changes in operating assets and liabilities:
Accounts receivable -- trade	(10,433)	(4,346)
Accounts receivable -- other	(7,790)	(5,809)
Merchandise inventories	(39,851)	(56,361)
Prepaid expenses and other current assets	(748)	(715)
Deferred commissions	448	(686)
Deposits	5,402	1,520
Accounts payable -- third parties	6,317	13,687
Accounts payable -- vendors	52,182	44,249
Deferred revenue on extended maintenance agreements	(2,714)	3,951
Customer deposits	2,472	3,475
Other accrued liabilities	6,015	4,877
Other long--term liabilities	431	1,603
Net cash provided by operating activities	7,879	35,145
Investing activities:
Purchases of property and equipment	(13,805)	(10,516)
Proceeds from note receivable for common stock	--	230
Advances on note receivable -- related parties	--	(16,808)
Purchase of land held for sale	--	(963)
(Increase) decrease in cash surrender value of life insurance	1,096	(196)
Proceeds from sales of property and equipment	386	10,989
Net cash used in investing activities	(12,323)	(17,264)
Financing activities:
Repayments of mortgage notes payable	--	(6,964)
Proceeds from line of credit	--	8,200
Proceeds from notes payable -- related parties	--	23,336
Payments on notes payable -- related parties	--	(31,754)

Payment on financing costs	(739)	--
Proceeds from issuance of common stock	2,398	--
Distributions to stockholders	--	(14,284)
Minority interest	--	(5,063)
Net cash provided by (used in) financing activities	1,659	(26,529)
Net increase (decrease) in cash and cash equivalents	(2,785)	(8,648)
Cash and cash equivalents:
Beginning of period	8,642	8,648
End of period	$ 5,857	$ --

Supplemental disclosure of cash flow information:
Interest paid	$ 8,145	$ 502
Non cash item -- note receivable for common stock	238	--
Non cash item -- land held for sale for current note receivable	1,359	--